Exhibit 31.1

I, Kenneth A. Goggans, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Richland Resources Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 6, 2012

/s/ KENNETH A. GOGGANS Kenneth A. Goggans
Chief Executive Officer